Exhibit 99.1

GigPeak (Formerly GigOptix) Reports Record Revenue and Free Cash Flow in the First Quarter of Fiscal 2016

Continued Enhanced Financial Performance Establishes Strong Foundation for GigPeak

•	Financial results for Q1 FY16 include only the performance for GigOptix, Inc., which changed its name to GigPeak, Inc., effective April 5, 2016, and do not include any financial results of Magnum Semiconductor, Inc., as the acquisition closed on April 5, 2016, after the close of Q1 FY16

•	Q1 FY16 record revenue of $11.4 million, increasing for the eighth consecutive quarter, up 3 percent from $11.1 million in Q4 FY15, and up 25 percent from $9.1 million in Q1 FY15

•	Q1 FY16 record GAAP and non-GAAP gross margin of 68 percent and 69 percent, respectively, up from 65 percent and 67 percent, respectively, in Q4 FY15, and up from 60 percent and 62 percent, respectively, in Q1 FY15

•	Q1 FY16 GAAP and non-GAAP loss/earnings per diluted share of ($0.00) and $0.05 respectively, which includes approximately $0.8 million of expenses during Q1 pertaining to the Magnum Semiconductor acquisition.

•	Cash and cash equivalents as of March 27, 2016 were $36.8 million. During the first quarter, the Company raised approximately $4.7 million, net, from the direct investment by PDSTI, and invested $1.2 million in Anagog, Inc. The Q1 FY16 results compare with cash and cash equivalents of $30.2 million as of December 31, 2015

•	Q1 FY16 free cash flow generation was $2.8 million, compared with approximately $20,000 in Q4 FY15 and ($0.7) million in Q1 FY 15. The Q1 FY16 free cash flow is approximately 3.5 times higher than the $0.8 million of cash flow generated in all of FY 2015

•	The initial revenue outlook in Q2 FY16, which will include only about 10 weeks of sales from Magnum Semiconductor products in the total GigPeak revenue outlook, and is subject to potential revenue adjustments pertaining to purchase accounting rules related to the recently closed acquisition of Magnum Semiconductor, is expected to be approximately $15.0 million to $15.3 million, up 33 percent from Q1 FY16

SAN JOSE, Calif. – April 18, 2016 – GigPeak, Inc. (NYSE MKT:GIG), a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the Network and the Cloud, today announced financial results for GigOptix, Inc. for its first quarter of fiscal year 2016, which ended March 27, 2016.  The Q1 FY16 financial results do not include any contribution from Magnum Semiconductor, Inc., which was acquired on April 5, 2016.

First Quarter Fiscal 2016 GAAP Results

Total revenue in Q1 FY16 was a record $11.4 million, and compares with revenue of $11.1 million in Q4 FY15, and $9.1 million in Q1 FY15.

Gross margin in Q1 FY16 was a record 68 percent, and compares with 65 percent in Q4 FY15, and 60 percent in Q1 FY15.

Net loss in Q1 FY16 was ($0.1) million, or a net loss of ($0.00) per share.  This compares with net income of $0.3 million, or net income of $0.01 per diluted share in Q4 FY15, and a net loss of ($0.6) million, or a net loss of ($0.02) per share in Q1 FY15. The Q1 FY16 net loss includes approximately $0.8 million of expenses incurred in Q1 FY16 pertaining to the due diligence and negotiation of the Magnum Semiconductor acquisition.

Cash and cash equivalents as of March 27, 2016 were $36.8 million. This compares with cash and cash equivalents of $30.2 million as of December 31, 2015.  The sequential change in cash and cash equivalents includes the approximately $4.7 million, net, raised through the direct investment from PDSTI in March 2016, and the $1.2 million investment in Anagog, Inc., in January 2016.

First Quarter Fiscal 2016 Non-GAAP Results1

Gross margin for Q1 FY16 was a record 69 percent, and compares with 67 percent in Q4 FY15, and 62 percent in Q1 FY15.

Net income for Q1 FY16 was $2.4 million, or net income of $0.05 per diluted share. This compares with net income of $2.2 million, or net income of $0.05 per diluted share in Q4 FY15, and net income of $0.7 million, or net income of $0.02 per diluted share in Q1 FY15.

Adjusted EBITDA1 for Q1 FY16 was $3.0 million. This compares with Adjusted EBITDA of $2.9 million in Q4 FY15, and Adjusted EBITDA of $1.4 million in Q1 FY15.

“Q1 FY16 was an exceptional quarter to conclude our exactly 9 year history of GigOptix going back to our inception in 2007, and closure of a chapter just before we completed the acquisition of Magnum Semiconductor and renamed the company as GigPeak as of April 5, 2016.  We delivered yet again another quarter of historic record revenue, highest ever gross margin, enhanced profitability, and generated exceptional record free cash flow, which was 3.5 times higher than the free cash flow we generated in the entirety of FY 2015.  These results demonstrate the continued strength of our business model and core business execution in all our served markets.  With a strong foundation in place, the recent acquisition of Magnum Semiconductor significantly enlarges our financial profile. Following the acquisition, we expect to deliver an approximately 50 percent increase in fiscal year revenue over fiscal 2015, with further improvements to our already strong gross margin, improved profitability, and higher than initially guided non-GAAP earnings per share,” said Dr. Avi Katz, Founder, Chairman and CEO of GigPeak, Inc. “Supporting our better financial outlook is the fact that the acquisition gives us a much broader product portfolio with the addition of  software-based solutions to deliver best-in-class video and data streaming capabilities to the world’s leading broadcasting,  IoT and consumer customers. With the exponential growth in video traffic putting more pressure on the network, we expect a growing demand for the entire GigPeak product portfolio and solutions that deliver real-time, high-speed and high-quality information streaming and video compression in the cable, satellite, telco/IPTV and mobile/over the top markets.  I am excited by the meaningful growth of our targeted available markets from $1 billion to about $5 billion, driven by the acquisition, and the many opportunities this combination offers to expand our focus from the enterprise, telecom and datacom networking markets, into the cloud connectivity, broadcasting head-end, IoT, and consumer markets. As we will reorganize GigPeak to address these markets, we will report our financial results beginning January 1, 2016, without the historical classification of High-Speed Communications and Industrial ASICs, as we did in the previous years. We will likely move later this year to line up the company along  two business lines:   enterprise networking, which will include telecom, datacom and broadcasting, and which will be named the GigOptix product line, and consumer and cloud connectivity, which will be named the GigCloud line. When we complete this realignment in the future, we will then start to report according to those two business lines.”

Financial Outlook

“As we enter Q2 FY16, the initial revenue outlook, which will include only about 10 weeks of sales from Magnum Semiconductor products in the total GigPeak revenue outlook, and is subject to potential revenue adjustments pertaining to purchase accounting rules related to the recently closed acquisition of Magnum Semiconductor, is expected to be in the range of approximately $15.0 million to $15.3 million, representing an increase of about 33 percent from Q1 FY16, and about 55 percent from Q2 FY15,” said Dr. Katz.

Financial Results Webcast / Conference Call

GigPeak will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter fiscal 2016 financial results of the former GigOptix, Inc. To access the conference call, please dial (719) 325-2495. No passcode is needed.  A live webcast will be available in the Investors section of GigPeak’s website at www.gigpeak.com.  The replay dial-in number is (858) 384-5517, and the passcode is 7907444.

1 Non-GAAP Measures - GigPeak reports revenue, gross margin, operating expense, operating income and net income (loss) on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA and free cash flow. These non-GAAP measures are provided to enhance investors’ overall understanding of GigPeak financial performance.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three months ended March 27, 2016 and March 29, 2015, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigPeak, Inc.

GigPeak, Inc. (NYSE MKT: GIG) is a lead innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the Network and the Cloud. The focus of the company is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet of Things, leveraging our strength in high-speed connectivity and highest quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost efficient custom ASICs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "believe," "will," and "expect," or the negative thereof or comparable terminology, and include (without limitation) statements regarding projected financial results and future product demand.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks include, but are not limited to: the ability to integrate the Magnum Semiconductor business, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and "bring to market" plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions.  Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the GigPeak filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC.  All forward-looking statements in this press release are made as of the date hereof, based on information available to GigPeak as of the date hereof, and GigPeak assumes no obligation to update any forward-looking statement.

Investors
Darrow Associates, Inc.
Jim Fanucchi, (408) 404-5400
ir@gigpeak.com

(TABLES TO FOLLOW)

####

GIGPEAK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 27,	December 31,	Net Change
	2016	2015	$	%
ASSETS
Current assets:
Cash and cash equivalents	$36,827	$30,245	$6,582	22%
Accounts receivable, net	9,039	10,596	(1,557)	(15%)
Inventories	6,971	6,880	91	1%
Prepaid and other current assets	788	580	208	36%
Total current assets	53,625	48,301	5,324	11%
Property and equipment, net	2,919	3,133	(214)	(7%)
Intangible assets, net	4,210	4,530	(320)	(7%)
Goodwill	12,565	12,565	-	0%
Restricted cash	244	330	(86)	(26%)
Other assets	1,457	251	1,206	480%
Total assets	$75,020	$69,110	$5,910	9%

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,866	$3,659	$207	6%
Accrued compensation	1,576	1,782	(206)	(12%)
Other current liabilities	2,296	2,219	77	3%
Total current liabilities	7,738	7,660	78	1%
Pension liabilities	354	349	5	1%
Other long-term liabilities	911	912	(1)	(0%)
Total liabilities	9,003	8,921	82	1%

Redeemable common stock	4,700	-	4,700	100%

Stockholders' Equity
Common stock	45	45	-	0%
Additional paid-in capital	164,204	163,036	1,168	1%
Treasury stock, at cost; 701,754 shares as of March 27, 2016 and December 31, 2015	(2,209)	(2,209)	-	0%
Accumulated other comprehensive income	344	332	12	4%
Accumulated deficit	(101,067)	(101,015)	(52)	0%
Total stockholders' equity	61,317	60,189	1,128	2%
Total liabilities, redeemable common stock and stockholders' equity	$75,020	$69,110	$5,910	9%

GIGPEAK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 27, 2016%		December 31, 2015%		March 29, 2015%
Total revenue	$11,362	100%	$11,075	100%	$9,060	100%
Total cost of revenue	3,683	32%	3,858	35%	3,667	40%
Gross profit	7,679	68%	7,217	65%	5,393	60%
Research and development expense	3,525	31%	3,383	31%	3,248	36%
Selling, general and administrative expense	4,162	37%	3,447	31%	2,770	31%
Restructuring expense, net	-	0%	-	0%	-	0%
Total operating expenses	7,687	68%	6,830	62%	6,018	66%
Income (loss) from operations	(8)	0%	387	3%	(625)	-7%
Interest expense, net	-	0%	(7)	0%	(3)	0%
Other income (expense), net	(4)	0%	(53)	0%	1	0%
Income (loss) before provision for (benefit from) income taxes	(12)	0%	327	3%	(627)	-7%
Provision for (benefit from) income taxes	40	0%	(6)	0%	9	0%
Net income (loss)	$(52)	0%	$333	3%	$(636)	-7%

Basic net income (loss) per share	$(0.00)		$0.01		$(0.02)
Diluted net income (loss) per share	$(0.00)		$0.01		$(0.02)

Weighted average number of shares used in basic net income (loss) per share calculation	44,789		44,317		32,525
Weighted average number of shares used in diluted net income (loss) per share calculation	44,789		47,128		32,525

GIGPEAK, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 27, 2016%		December 31, 2015%		March 29, 2015%
Total revenue	$11,362	100%	$11,075	100%	$9,060	100%
Total cost of revenue	3,494	31%	3,680	33%	3,482	38%
Gross profit	7,868	69%	7,395	67%	5,578	62%
Research and development expense	3,104	27%	2,991	27%	2,993	33%
Selling, general and administrative expense	2,364	21%	2,133	19%	1,859	21%
Total operating expenses	5,468	48%	5,124	46%	4,852	54%
Income from operations	2,400	21%	2,271	21%	726	8%
Interest expense, net	-	0%	(7)	0%	(3)	0%
Other income (expense), net	(4)	0%	(53)	0%	1	0%
Income before provision for (benefit from) income taxes	2,396	21%	2,211	20%	724	8%
Provision for (benefit from) income taxes	40	0%	(6)	0%	9	0%
Net income	$2,356	21%	$2,217	20%	$715	8%

Basic net income per share	$0.05		$0.05		$0.02
Diluted net income per share	$0.05		$0.05		$0.02

Weighted average number of shares used in basic net income per share calculation	44,789		44,317		32,525
Weighted average number of shares used in diluted net income per share calculation	48,226		47,128		32,909

GIGPEAK, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended,
	March 27, 2016	December 31, 2015	March 29, 2015
GAAP Total cost of revenue	$3,683	$3,858	$3,667
Stock-based compensation	(86)	(72)	(82)
Amortization of intangible assets	(103)	(103)	(103)
Special bonus	-	(3)	-
Non-GAAP Total cost of revenue	$3,494	$3,680	$3,482

GAAP Gross profit	$7,679	$7,217	$5,393
Stock-based compensation	86	72	82
Amortization of intangible assets	103	103	103
Special bonus	-	3	-
Non-GAAP Gross profit	$7,868	$7,395	$5,578

GAAP Operating expenses	$7,687	$6,830	$6,018
Stock-based compensation	(1,199)	(644)	(807)
Amortization of intangible assets	(217)	(219)	(120)
Acquisition and strategic activities related costs	(803)	(296)	(239)
Special bonus	-	(547)	-
Non-GAAP Operating expenses	$5,468	$5,124	$4,852

GAAP Income (loss) from operations	$(8)	$387	$(625)
Stock-based compensation	1,285	716	889
Amortization of intangible assets	320	322	223
Acquisition and strategic activities related costs	803	296	239
Special bonus	-	550	-
Non-GAAP Income from operations	$2,400	$2,271	$726

GAAP Net income (loss)	$(52)	$333	$(636)
Stock-based compensation	1,285	716	889
Amortization of intangible assets	320	322	223
Acquisition and strategic activities related costs	803	296	239
Special bonus	-	550	-
Non-GAAP Net income	$2,356	$2,217	$715

Adjusted EBITDA reconciliation:
GAAP Income (loss) from operations	$(8)	$387	$(625)
Depreciation and amortization	963	952	890
Stock-based compensation	1,285	716	889
Acquisition and strategic activities related costs	803	296	239
Special bonus	-	550	-
Adjusted EBITDA	$3,043	$2,901	$1,393

GAAP cash provided by (used in) operating activities	$3,491	$728	$(327)
Less: purchases of property and equipment	694	708	416
Non-GAAP free cash flow	$2,797	$20	$(743)